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                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549



                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): February 23, 2001


                        On-Point Technology Systems, Inc.
             (Exact name of Registrant as Specified in its Charter)

           Nevada                        0-21738                  33-0423037
(State or other jurisdiction           (Commission              (IRS Employer
      of incorporation                   File No.)           Identification No.)


         1370 San Marcos Blvd., Suite 100, San Marcos, California 92069
                     (Address of Principal Executive Office)

       Registrant's telephone number, including area code: (760) 510-4900.


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Item 2.  Acquisition or Disposition of Assets

         On February 23, 2001, the Registrant entered into an asset purchase agreement with Interlott Technologies, Inc. ("Interlott"), pursuant to which the Registrant agreed to sell to Interlott the assets used in its existing lottery business. The agreement provides for the sale of the Registrant's lottery assets, including the assignment of its existing lottery contracts, to Interlott for a purchase price of up to $28.5 million, of which $13.5 million, subject to closing adjustments, is payable on closing. The balance consists of a deferred amount of up to $9.0 million, subject to adjustment, payable over five years, and an earn-out of up to $6.0 million based on certain levels of revenue being attained by Interlott.

         The agreement also provides for a license agreement which gives the Registrant a non-exclusive license to market the on-line lottery technology which was developed and patented by the Registrant. The license agreement also provides for the Registrant to receive certain royalties based on the use of the this technology and for Interlott to have manufacturing rights to products utilizing the technology.

         The consummation of the sale of the lottery assets is subject to approval by the Registrant's stockholders.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

         (b) Pro Forma Financial Information. The pro forma financial information required by Item 310 of Regulation S-B will be filed with the Registrant's Form 10-KSB for the year ended December 31, 2000.

         (c)      Exhibits

                  2.1 Asset Purchase Agreement dated February 23, 2001 between the Registrant and Interlott Technologies, Inc., with list of exhibits and schedules

                  2.2 Form of OLT Agreement between the Registrant and Interlott Technologies, Inc.


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       ON-POINT TECHNOLOGY SYSTEMS, INC.


Date: March 5, 2001                    /s/ Frederick Sandvick
                                       -------------------------------------
                                       Frederick Sandvick
                                       Chief Executive Officer

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